UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
AMERICAN WATER WORKS COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing the attached Notice of Change of Location with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for American Water’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). On March 31, 2020, American Water filed a definitive proxy statement (the “2020 Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the 2020 Annual Meeting.

These definitive additional materials were first sent or made available to shareholders on or about April 22, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE 2020 PROXY STATEMENT.

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IMPORTANT NOTICE FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

AMERICAN WATER WORKS COMPANY, INC.
1 Water Street
Camden, New Jersey 08102-1658
NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 13, 2020
Following guidance provided by the U.S. Centers for Disease Control and Prevention and the State of New Jersey, and for the health and safety of American Water’s shareholders, directors, officers, employees, other attendees and the public due to the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of American Water Works Company, Inc. (the “Company”) has been changed.
As described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2020 (the “2020 Proxy Statement”), the Annual Meeting will be held on May 13, 2020, at 10:00 a.m., Eastern Time. Holders of record of the Company’s outstanding common stock as of the close of business on March 17, 2020, the record date for the Annual Meeting, or persons that hold a legal proxy for such a shareholder, are entitled to vote at the Annual Meeting. The Annual Meeting will be conducted solely by remote communication through an audio-only virtual meeting format, rather than an in-person meeting. In-person attendance at the Annual Meeting will not be permitted. American Water has designed the virtual meeting format to ensure that its shareholders are afforded the same rights and opportunity to participate in the Annual Meeting as they would at an in-person meeting.
How to Participate in the Virtual Meeting
To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/AWK2020. Shareholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instruction form or other proxy materials. Online access to the Annual Meeting will open 15 minutes prior to the start of the Annual Meeting. Once admitted to the Annual Meeting, attendees may:

•	listen to and participate in the Annual Meeting

•	submit questions germane to the matters to be voted on at the Annual Meeting

•	vote or change a previously submitted vote, and

•	during the Annual Meeting, view a list of shareholders of record as of the record date.
The items of business to be considered at the Annual Meeting are the same as set forth in the meeting notice included in the 2020 Proxy Statement. Instructions on how to attend and participate in the virtual Annual Meeting are available at www.virtualshareholdermeeting.com/AWK2020. You will need a computer, or a web-enabled phone, tablet or other device, together with appropriate Internet access and your 16-digit control number, to attend the Annual Meeting.
American Water has established an information line for shareholders who have questions about how to access the virtual-only Annual Meeting. Also, shareholders of record may call this number to obtain their 16-digit control number. Note that shareholders who own shares through a broker, bank or other nominee will not be able to use this telephone number for control number lookup. To access this service, shareholders in the United States may call (844) 916-0608, toll-free, and shareholders outside the United

States may call +1 (480) 565-2589, between the hours of 9:00 a.m. and 6:00 p.m., Eastern Time, prior to the meeting date.
Members of the public without a control number will be able to access the Annual Meeting in listen-only mode by visiting www.virtualshareholdermeeting.com/AWK2020. Shareholders and other persons without a 16-digit control number will not be able to otherwise participate in or vote at the Annual Meeting.
Your vote is very important, and you have several options on how to vote your shares, as described in the 2020 Proxy Statement. Whether or not you plan to attend the Annual Meeting, you should read the 2020 Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to your proxy card, voting instruction form or instruction on the Notice of Internet Availability of Proxy Materials you received.

By Order of the Board of Directors,

Michael A. Sgro
Executive Vice President, General Counsel and Secretary

April 22, 2020
Camden, New Jersey